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                                                                    EXHIBIT 3.1
                           CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION
                                       OF
                        SYMPOSIUM TELECOM CORPORATION
                           (a Delaware corporation)

     The undersigned, Ronald Altbach, does hereby certify:

1. He is the Co-Chairman of the Board and Chief Operating Officer, of Symposium Telecom Corporation (the "CORPORATION"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "GCL").

2.   The original name of the Corporation is Symposium Telecom Corporation.

3. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 1997.

4. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolution:

          RESOLVED, that ARTICLE FIRST, of the Certificate of Incorporation is amended to read in its entirety as follows:

              "FIRST:  The name of the Corporation is: Symposium Corporation."

5. The majority of the Stockholders of the Corporation, pursuant to Section 228 of the GCL, ratified the Amendment as set forth above.

          IN WITNESS WHEREOF AND PURSUANT TO SECTION 103 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 15th day of May, 1999.


                                          /s/ Ronald Altbach
                                          --------------------------------
                                          Ronald Altbach

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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SYMPOSIUM TELECOM CORPORATION
                            (a Delaware corporation)

         The undersigned, Michael Taus, does hereby certify:

1. He is the Secretary of Symposium Telecom Corporation, (the "CORPORATION") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

2. The Corporation was originally incorporated under the name Brack Industries, Inc.

3. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 9, 1997.

4. The Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

    FIRST: The name of the Corporation is: Symposium Telecom Corporation (hereinafter referred to as the "Corporation").

    SECOND: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

    THIRD: 1. The authorized capital stock of the Corporation shall consist of 35,000,000 shares of which 25,000,000 shares shall be designated Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

            2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class of series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the GCL.

    FOURTH: Elections of directors need not be by written ballot unless a duly adopted Bylaw of the Corporation shall so provide.


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     FIFTH: 1. To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No amendment or repeal of this Article FIFTH shall adversely affect any right or protection of a director of the Corporation provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

            2. The Corporation shall indemnify to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article FIFTH shall adversely effect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

            3. In furtherance and not in limitation of the powers conferred by statute:

               (a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

               (b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     SIXTH: In furtherance and not in limitation of the powers conferred by the GCL, the Board is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

     SEVENTH: The name and address of the Corporations registered agent is:


                                      2


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                     Corporate Creations Enterprises, Inc.
                     686 North Dupont Boulevard #302
                     Milford, DE 19963
                     Kent County

5. That the issued and outstanding shares of stock of the Corporation shall be split in a ration of 1:2 and that pursuant to Section 244 of the GCL the stated capital shall be reduced thereby:

          (a) All of the Corporation's issued Common Stock, having a par value of $0.01 per share, is hereby changed into new Common Stock, having a par value of $0.001 per share, on the basis of one (1) new share of Common Stock for each two (2) shares of Common Stock issued as of the date of filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that no fractional shares of Common Stock shall be issued pursuant to such change. Each shareholder who would otherwise be entitled to a fractional share as a result of such change shall have only a right to receive, in lieu thereof, a cash payment equal to the fair market value of such fractional share;

          (b) The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Amended and Restated Certificate of Incorporation which, as a result of the reverse split provided for herein, are no longer issued shares of Common Stock.

6. That the foregoing Amended and Restated Certificate of Incorporation was duly approved by a majority of the issued and outstanding shares of stock of the Corporation by written consent the Stockholders of the Corporation on October 5th, 1998, in accordance with the provisions of Section 228 of the GCL.

7. That the foregoing Amended and Restated Certificate of Incorporation was approved pursuant to the provisions of Sections 242 and 245 of the GCL.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 7th day of October, 1998.



                                  /s/ Michael Taus
                                  -----------------------------------
                                  Michael Taus














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